EXHIBIT 10.63
ENDORSEMENT IX TO THE FACTORING AGREEMENT OF MARCH 31st, 2002
Between,
Fortis Commercial Financial N.V.
located at Turnhout, Steenweg op Tielen 51
and Supplies Distributors S.A.
located at Grace-Hologne, rue Louis Bleriot 5
has been agreed to modify §1, §2 and §8 of the Particular Conditions as follows:
§ 1. COUNTRIES* : Belgium, Luxembourg, the Netherlands, Austria, Switzerland, Denmark, Finland, Hungaria, Sweden, South-Africa, Germany, Spain, France, United Kingdom, Italy, Ireland, Portugal, Greece and Turkey.
If there are agreements with debtors, the client is obliged to submit them tot the fator for analysis.
Invoices related to prepayments are excluded from this agreement as well as the following debtors : PFS Web and Supplies Distributors Inc.

*	minimum assigned turnover per factoring year = 30,000,000 EUR
§2. FACTOR COMMISSION : 0.05%
§8. INTEREST CONDITIONS :
a. cash advance :
Euribor + 0,60%
b. quarterly provision :
A provision on the highest three monthly debit balance : 0,14%
c. overdraw provision :
A monthly provision of 1% on the highest amount of the overdraw.
Made out in duplicate at Turnhout on December 12th, 2005

Supplies Distributors S.A.	Fortis Commercial Finance N.V.
Thierry Denaisse
Managing Director